HAMILTON, BERMUDA, Aug 09, 2006  -- TBS International Limited (NASDAQ: TBSI), an ocean transportation services company that offers worldwide shipping solutions through liner, parcel and bulk transportation services, announced today that it has reached an agreement to sell the M.V. Dakota Belle.

The M.V. Dakota Belle is an 18,576 dwt multipurpose tweendecker that was built in 1977. TBS agreed on August 8, 2006 to sell the M.V. Dakota Belle for $ 3.225 million. The company expects to utilize the proceeds to reduce its outstanding revolver. The company expects to deliver the M.V. Dakota Belle in September of 2006.

About TBS International Limited

TBS is an ocean transportation services company that offers worldwide shipping solutions through liner, parcel and bulk services, and vessel chartering. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa and the Caribbean. TBS provides frequent regularly scheduled voyages in its network, as well as cargo scheduling, loading and discharge for its customers.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by certain factors, among others, set forth below and in TBS's filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated by forward-looking statements is the ability of the buyer and seller of the vessel to satisfy customary conditions to our obligation to deliver the vessel. Other factors that could affect TBS's operations and results are discussed in TBS's filings with the Securities and Exchange Commission. TBS undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Visit our website at www.tbsship.com

For more information, please contact:

Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer
TBS International Limited
Tel. 914-961-1000
InvestorRequest@tbsship.com

Investor Relations / Media:
Nicolas Bornozis
Capital Link, Inc. New York
Tel. 212-661-7566
E-mail: nbornozis@capitallink.com